SECRETARY OF STATE


                         THE GREAT SEAL OF THE STATE OF

                                     [LOGO]

                                     NEVADA


                                 STATE OF NEVADA



                                CORPORATE CHARTER
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I, DEAN HELLER,  the duly elected and qualified  Nevada  Secretary of State,  do hereby certify that ADULT MERGERS, INC. did on March 8, 2001 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.






                              IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on March 8, 2001.




                              /s/ Dean Heller



                              Secretary of State

[SEAL]


                          By  /s/ Marianne Jockyer

                                Certification Clerk